Exhibit 99.1

FOR IMMEDIATE RELEASE

VIRTUALSCOPICS, INC. ANNOUNCES AMENDMENT TO EXCLUSIVE MARKETING AGREEMENT WITH PPD; PROVIDES ADDITIONAL OPPORTUNITIES TO DEVELOP NEW BUSINESS RELATIONSHIPS

ROCHESTER, N.Y., January 22, 2016—VirtualScopics, Inc. (NASDAQ:VSCP), a leading provider of clinical trial imaging solutions, today announced that it is amending its alliance agreement with PPD, a contract research organization (CRO), to eliminate the marketing exclusivity portion of the agreement, effective April 11, 2016. The agreement originally signed in 2010, which focused on oncology trials and was later expanded to include other therapeutic areas, restricted VirtualScopics and PPD from co-marketing with each other’s competitors. Under the amended agreement, VirtualScopics and PPD will no longer be restricted by exclusive co-marketing. Going forward, they will continue to collaborate on joint imaging projects already underway, as well as those in the current backlog. In addition, they will continue to work together to win new business for their alliance.

“We developed a great working relationship with PPD and look forward to continuing to win more business with them,” said Eric T. Converse, president and chief executive officer of VirtualScopics. “We now have the opportunity to co-market an imaging solution with many of the CROs with which we currently work. I’m proud to say that our emphasis on operational excellence has rewarded us with several new and expanding CRO relationships that will result in new business wins in 2016 and beyond.”

About VirtualScopics, Inc.

VirtualScopics, Inc. (NASDAQ:VSCP) is a leading provider of clinical trial imaging solutions to accelerate drug and medical device development. For risk-averse, time-constrained Clinical Trial Study Teams, Medical Directors and Imaging Scientists who require quality imaging data delivered on-time, within budget and on a consistent basis, VirtualScopics’ clinical trial imaging solutions are an inspired true exception to commonly accepted services provided by other clinical trial imaging providers. Because of the scientific and operational flexibility and responsiveness available, VirtualScopics’ clinical trial imaging solutions deliver special performance advantages compared to other image service providers that offer common, every day clinical trial imaging services. For more information about VirtualScopics, Inc., please visit www.virtualscopics.com.

Forward-looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding sales and marketing efforts

-more-

Imaging Solutions for Clinical Trials	500 LindenOaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com •

VirtualScopics, Inc. and PPD, page 2

expectations for the startup of future projects and newly gained business, and/or statements preceded by, followed by or that include the words “believes”, “could”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “projects”, “seeks”, or similar expressions. Forward-looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or that contract awards do not turn into signed contracts. Other risks include the company’s dependence on its largest customers and risk of contract performance, protection of our intellectual property and the risks of infringement on the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to update such forward-looking statements.

For More Information, Contact:

Donna N. Stein, APR, Fellow PRSA

Managing Partner

Donna Stein & Partners

315-361-4672

Email: dstein1@twcny.rr.com

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Imaging Solutions for Clinical Trials	500 LindenOaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com •